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February 4, 1998

                                                                   EXHIBIT 10.38

DBA SYSTEMS, INC.
1200 SOUTH WOODY BURKE ROAD
MELBOURNE, FLORIDA 32901-0550

RE: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED JANUARY 5, 1998 BY AND
    AMONG THE TITAN CORPORATION, EAGLE ACQUISITION SUB, INC. AND DBA SYSTEMS, INC. (THE "MERGER AGREEMENT")

Gentlemen:

    Terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement. The Titan Corporation ("Titan") hereby agrees that in connection with the transactions contemplated by the Merger Agreement referenced above, Titan shall promptly, and in no event later than 30 days following the Effective Time, file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "S-3 Registration Statement") registering the resale of all shares of Titan Common Stock issued in the Merger and held immediately following the Effective Time by persons (the "Subject Stockholders") who, immediately prior to the Effective Time, beneficially held twenty percent (20%) or more of the outstanding shares of DBA Systems, Inc's ("DBA") Common Stock, and shall use its best efforts to cause such S-3 Registration Statement to be declared effective as promptly as practicable, and to keep such S-3 Registration Statement effective for a period of one year.

    Titan shall pay all fees and expenses in connection with the preparation and filing of such S-3 Registration Statement and the printing and delivery of reasonable quantities of preliminary and final prospectuses contained therein required for use by such Subject Stockholders; provided that Titan shall not be responsible for any legal fees or expenses incurred by DBA or any Subject Stockholder or any discounts or commissions payable in connection with the sale of any such shares.

    Titan further agrees that it shall enter into such further agreements, if any, as may be required to evidence or further clarify the agreements set forth herein. Titan further acknowledges that the Subject Stockholders are third party beneficiaries of the agreements set forth herein and shall have the right to enforce this Agreement against Titan as if such Subject Shareholders were a party hereto.

                                Sincerely,

                                /s/ ERIC DE MARCO
                                ------------------------
                                Senior Vice President and
                                Chief Financial Officer